Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(121,377,380)
Realized Trading Gain (Loss) on Swaps	(38,406,975)
Unrealized Gain (Loss) on Market Value of Futures	(52,151,775)
Unrealized Gain (Loss) on Market Value of Swaps	(13,007,292)
Dividend Income	8,866
Interest Income	11,653
ETF Transaction Fees	10,000
Total Income (Loss)	$(224,912,903)

Expenses
Investment Advisory Fee	$599,524
Brokerage Commissions	401,108
Tax Reporting Fees	167,400
NYMEX License Fee	15,438
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	10,514
SEC & FINRA Registration Expense	9,610
Prepaid Insurance Expense	8,108
Total Expenses	$1,225,291
Net Income (Loss)	$(226,138,194)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/11	$1,279,759,893
Additions (17,200,000 Units)	122,928,806
Withdrawals (15,300,000 Units)	(104,454,332)
Net Income (Loss)	(226,138,194)

Net Asset Value End of Month	$1,072,096,173
Net Asset Value Per Unit (165,597,828 Units)	$6.47

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502